UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006 id-CONFIRM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50489

(Commission File Number)

98-0222930

(I.R.S. Employer Identification Number)

Suite 400, 1800 Boulder Street, Denver, Colorado 80211-6400

(Address of principal executive offices, including zip code)

(303) 458-5727

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following discussions with management and our current independent registered public accounting firm, Gordon, Hughes & Banks, LLP, our board of directors concluded on October 10, 2006 that the unaudited interim financial statements of our company for the quarters ended December 31, 2005 and March 31, 2006 included in the Form 10-QSB quarterly reports filed on February 14, 2006 and May 15, 2006 should not be relied upon. Our board of directors has determined that the accounting of the share purchase warrants of our company issued in conjunction with the convertible debentures, issued by our company in November, 2005, were improperly accounted for in the unaudited interim financial statements of our company for the quarters ended December 31, 2005 and March 31, 2006 included in the Form 10-QSBs filed on February 14, 2006 and May 15, 2006.

We intend to restate the unaudited interim financial statements of our company included in the Form 10-QSBs filed on February 14, 2006 and May 15, 2006 by filing amendments thereto on Form 10-QSB/A as of the most practicable date.

Our board of directors and management discussed the matters disclosed in Item 4.02 of this current report with our current independent registered public accounting firm, Gordon, Hughes & Banks, LLP.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

id-CONFIRM, INC.

Per:

/s/ Thomas Breen

Thomas Breen

President and Director

Dated: October 17, 2006